EXHIBIT 99.1

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

ASG Consolidated was organized in September 2004 and has no assets or operations other than the ownership of all the equity interests of ASG and ASG Finance. ASG Finance was incorporated in September 2004 and has no assets and conducts no operations. Accordingly, the following discussion, other than the summary pro forma information, relates only to the operations of ASG and its subsidiaries for periods prior to the formation of ASG Consolidated.

The following summary historical consolidated financial information for ASG for the years ended December 31, 2001, 2002 and 2003 has been derived from the audited consolidated financial statements of ASG. The summary historical consolidated financial information for ASG as of June 30, 2004, for the six month periods ended June 30, 2003 and 2004, and the twelve months ended June 30, 2004 has been derived from the audited consolidated financial statements and the unaudited condensed consolidated financial statements of ASG. Such unaudited condensed consolidated financial statements reflect only normal recurring adjustments that, in the opinion of our management, are necessary for the fair presentation of this information.

ASG Consolidated’s summary pro forma balance sheet data give effect to (i) the issuance of the $125 million in gross proceeds of senior discount notes (which we refer to as the senior discount notes) and application of the net proceeds, after deducting for estimated offering costs, to make a distribution to our ultimate equity owners, (ii) the collection of a note receivable and accrued interest related thereto from an officer in connection with the offering of senior discount notes, (iii) the payment of certain management bonuses upon completion of the offering of senior discount notes and (iv) the recognition of an equity-based compensation charge relating to certain employee equity options that will vest upon completion of the offering of senior discount notes, in each case as further described in footnote (3) below, as if each such transaction had occurred on June 30, 2004.

ASG Consolidated’s summary pro forma statement of operations data give effect to (i) the issuance of the senior discount notes and interest expense attributable to the senior discount notes for the relevant periods, (ii) the amortization of deferred financing fees incurred in connection with the offering of senior discount notes, (iii) the elimination of interest income on the note receivable from an officer to be repaid upon completion of the offering of senior discount notes and (iv) the re-pricing of certain employee equity options that results in the recognition of additional stock compensation expense, in each case as further described in footnote (3) below, as if each such transactions had occurred on January 1, 2003.

The summary pro forma consolidated financial and other data are presented for illustrative purposes only and are not necessarily indicative of ASG Consolidated’s results of operations or financial position had the transactions described above been completed, nor are they intended to project ASG Consolidated’s results of operations or financial position for any future period. ASG Consolidated’s summary pro forma consolidated financial and other data are unaudited and have been derived from and should be read in conjunction with ASG Consolidated’s unaudited pro forma condensed consolidated financial statements and related notes.

This summary consolidated financial information should be read in conjunction with the information contained in “Selected Historical Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 8-K and the ASG historical and ASG Consolidated pro forma financial statements and related notes.

	ASG Historical					Pro Forma ASG Consolidated(3)		ASG Historical
	Year Ended December 31,(1)(2)			Six Months Ended June 30,		Year Ended December 31,	Six Months Ended June 30,	Twelve Months Ended June 30,
	2001	2002	2003	2003	2004	2003	2004	2004
	(dollars in millions)
Statement of Operations Data:
Total revenue	$336.8	$332.9	$411.4	$231.2	$262.2	$411.4	$262.2	$442.4
Gross profit	127.2	126.5	132.1	86.5	85.1	132.1	85.1	130.7
Gross margin	37.8%	38.0%	32.1%	37.4%	32.4%	32.1%	32.4%	29.5%
Operating profit	33.5	43.8	59.0	51.0	46.5	58.3	46.1	54.5
Income before income taxes and minority interest	16.1	8.2	14.9	40.0	25.0	(1.3)	16.2	(0.1)
Net income	16.3	8.5	14.6	40.0	25.0	(1.5)	16.2	(0.4)
Other Financial Data:
Cash flows from operating activities	$84.1	$94.0	$46.0	$40.0	$60.4			$66.4
Cash flows from investing activities	(13.7)	(58.7)	(13.1)	(7.8)	(10.3)			(15.6)
Purchases of property, vessels and equipment	(9.2)	(9.4)	(12.3)	(6.7)	(8.5)			(14.1)
Cash flows from financing activities	(72.5)	(32.4)	(32.8)	(32.7)	(51.8)			(51.9)

EBITDA(4)	119.5	87.7	97.1	78.6	67.5			86.0
Adjusted EBITDA(4)(5)	108.5	113.1	113.2	75.4	77.1	113.2	77.1	114.9
Cash interest expense	17.1	33.2	35.0	17.9	18.0			35.1
Ratio of Adjusted EBITDA to cash interest expense(4)								3.3x
							Twelve Months Ended June 30,
							2004
Pro forma ASG Consolidated total interest expense(6)							56.3
Pro forma ASG Consolidated ratio of Adjusted EBITDA to total interest expense(3)(4)(6)							2.0x
Pro forma ASG Consolidated ratio of total debt to Adjusted EBITDA(3)(4)(7)							5.3x

	June 30, 2004
	ASG Historical	Pro Forma ASG Consolidated(3)
	(dollars in millions)
Balance Sheet Data:
Current assets	$120.4	$127.7
Current liabilities	75.2	76.2
Property, vessels and equipment, net	214.2	214.2
Cooperative rights, net	79.9	79.9
Total assets	519.3	526.1
Total debt(7)	482.9	607.9
Members’ deficit	(68.1)	(187.2)

(1)	Effective January 1, 2002, we changed our method of accounting for goodwill and other intangible assets. See Note 1 to ASG’s consolidated financial statements.
(2)	In October 2001, we reassessed the estimated useful lives of cooperative fishing rights and increased the amortization period. See Note 1 to ASG’s consolidated financial statements.
(3)	Pro forma adjustments are made to the consolidated balance sheet for the issuance of the senior discount notes with expected gross proceeds of $125.0 million and estimated offering costs of $5.9 million, including $4.9 million to be paid with proceeds of the offering and $1.0 million of accrued estimated costs associated with the Issuers’ commitment to file a registration statement to enable holders of the senior discount notes to exchange the senior discount notes for publicly registered notes; collection in full of a note receivable of $6.0 million from an officer and accrued interest related thereto of $0.3 million; transaction bonuses and related benefits of $2.0 million to be paid to certain employees by ASG Consolidated on completion of the transactions; and distribution of $117.1 million by ASG Consolidated to its parent company. Although there is an equity based compensation charge of $9.9 million on completion of the offering of senior discount notes, no pro forma effect for this charge is reflected because it will not have continuing impact and has no net impact on members’ equity. Pro forma adjustments are made to the consolidated statements of operations to record stock compensation expense by ASG Consolidated in the amount of $0.7 million for the year ended December 31, 2003 and $0.4 million for the six months ended June 30, 2004; record interest expense related to the senior discount notes at an assumed rate of 11.25% in the amount of $14.6 million for the year ended December 31, 2003 and $7.9 million for the six months ended June 30, 2004; amortize deferred financing fees incurred in connection with the issuance of the senior discount notes of $0.6 million for the year ended December 31, 2003 and $0.3 million for the six months ended June 30, 2004; and eliminate interest income on a note receivable from an officer to be collected in connection with this transaction. No significant tax impact is expected from the issuance of the senior discount notes as ASG Consolidated and its significant subsidiaries are flow through entities for tax purposes. Although the pro forma equity based compensation charge is $9.9 million based on the estimated equity value calculated as of June 30, 2004, the charge would have been approximately $3.1 million based on the estimated equity value calculated as of September 30, 2004 due to a reduction in the estimated equity value of ASLP units.

(4)	EBITDA represents net income from continuing operations before interest expense, income tax provision (benefit) and depreciation and amortization. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenants in our borrowing agreements are tied to similar measures. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or of cash flows from operating activities (as determined in accordance with GAAP), or as a measure of liquidity.

We consider EBITDA to be a measure of liquidity. Accordingly, EBITDA is reconciled to operating cash flows as follows:

	ASG Historical
	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30,
	2001	2002	2003	2003	2004	2004
	(dollars in millions)
Cash flows from operating activities	$84.1	$94.0	$46.0	$40.0	$60.4	$66.4
Interest expense, net of non-cash interest	18.7	34.4	35.0	16.9	16.6	34.7
Net change in operating assets and liabilities	6.1	(15.3)	31.5	17.6	0.1	14.0
Income tax provision (benefit)	—	0.1	—	—	—	—
Unrealized foreign exchange gains/(losses), net	13.0	10.8	(10.9)	4.0	(9.0)	(23.9)
Equity-based compensation	(2.2)	(20.9)	(4.7)	(0.8)	(0.6)	(4.5)
Loss from debt repayment and related write-offs	—	(15.7)	—	—	—	—
Other	(0.2)	0.4	0.2	0.9	—	(0.7)

EBITDA	$119.5	$87.7	$97.1	$78.6	$67.5	$86.0

EBITDA as calculated above differs from Adjusted EBITDA as defined in our credit facility. Adjusted EBITDA in such agreement means net income from continuing operations before interest expense, income tax provision or benefit, depreciation, amortization, net unrealized foreign exchange gains or losses, minority interest in income or loss of consolidated entities, other charges or losses (which include equity-based compensation, impairment of goodwill, and loss from debt repayment and related write-offs), and transaction fees and expenses related to our cancelled IDS offering up to $19 million. If our Adjusted EBITDA were to decline below certain levels, covenants in our indebtedness that are based on Adjusted EBITDA, including our interest coverage ratio and fixed charge coverage ratio covenants, could result in, among other things, a default or mandatory prepayment under our credit facility. A reconciliation of EBITDA to Adjusted EBITDA is as follows:

	ASG Historical
	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30,
	2001	2002	2003	2003	2004	2004
	(dollars in millions)
EBITDA	$119.5	$87.7	$97.1	$78.6	$67.5	$86.0
Unrealized foreign exchange gains (losses), net	(13.0)	(10.8)	10.9	(4.0)	9.0	23.9
Equity-based compensation	2.2	20.9	4.7	0.8	0.6	4.5
Loss from debt repayment and related write-offs	—	15.7	—	—	—	—
Minority interest in income (loss) of subsidiary	(0.2)	(0.4)	0.2	—	—	0.2
Transaction related costs	—	—	0.3	—	—	0.3

Adjusted EBITDA	$108.5	$113.1	$113.2	$75.4	$77.1	$114.9

(5)	The Adjusted EBITDA amount does not change as a result of the pro forma adjustments described in footnote (3) above.
(6)	Pro forma total interest expense for the twelve months ended June 30, 2004 represents actual interest expense for the period of $40.4 million adjusted to give effect to interest expense on the senior discount notes, including the amortization of deferred financing costs associated therewith, as if the issuance of the senior discount notes had occurred on January 1, 2003.
(7)	Pro forma total debt as of June 30, 2004 reflects total debt adjusted to give effect to the issuance of the senior discount notes.